AMENDMENT NO. 1 TO
                                CREDIT AGREEMENT



                                                         As of January 23, 2007

JACO ELECTRONICS, INC.
145 Oser Avenue
Hauppauge, New York 11778


Ladies and Gentlemen:

The CIT Group/Business Credit, Inc. ("CIT"), in its capacity as agent pursuant to the Credit Agreement (as hereinafter defined) acting for and on behalf of the financial institutions which are parties thereto as lenders (in such capacity, "Agent"), and the financial institutions which are parties to the Credit Agreement as lenders (each a "Lender" and collectively, "Lenders") have entered into certain financing arrangements pursuant to which Agent and Lenders may make loans and advances and provide other financial accommodations to Jaco Electronics, Inc., a New York corporation, and Interface Electronics Corp., a Massachusetts corporation (collectively, the "Borrowers") as set forth in the Credit Agreement, dated as of December 22, 2006, by and among the Borrowers, Agent and Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Credit Agreement"), and other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Credit Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Loan Documents").

         The Borrowers have requested that the Agent and Required Lenders agree to various amendments to the Credit Agreement, and Agent and Required Lenders are agreeable to all of the foregoing, on and subject to the terms and conditions set forth in this Amendment.

         In consideration of the premises and the mutual covenants contained herein and in the Financing Agreement, the parties hereto agree as follows:

1.       Defined Terms

         (a) Capitalized terms used and not otherwise defined herein shall have their respective meanings as defined in the Credit Agreement.

         (b) Section 1.01 of the Credit Agreement is hereby amended by adding the following defined term, in proper alphabetical order, as follows:

                  "Aggregate Revolving Credit Exposure" means, at any time, the aggregate Revolving Credit Exposure of all Revolving Lenders.

2.       Amendments to Defined Terms

          (a) The first sentence of the definition of the term "Applicable Rate" set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

         "Applicable Rate" means, for any day, with respect to any ABR Loan or Eurodollar Loan payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread" or "Eurodollar Spread," as the case may be, based upon the Fixed Charge Coverage Ratio on the last day of each of the three most recently ended calendar months, with such rates to be effective on the first day of the calendar month following Agent's receipt of Borrowers' financial statements for such three most recently ended calendar months; provided that such rate adjustments shall not apply to existing Eurodollar
         Loans:

          (b) The definition of the term "Credit Exposure" set forth in Section
1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

         "Credit Exposure" means, as to any Lender at any time, such Lender's Revolving Credit Exposure at such time.

          (c) Subsection (c) of the definition of the term "Eligible Accounts" set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

         "(c) with respect to which more than 90 days have elapsed since the date of the original invoice therefore or which is more than 60 days past the original due date for payment;"

           (d) Subsection (g) of the definition of the term "Eligible Inventory" set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

         "(g) which is not located in the U.S. or Canada or is in transit with a common carrier from vendors and suppliers, except, that, Inventory located in Singapore may be deemed eligible for the purposes of this clause (g) up to an aggregate amount of $1,000,000 provided that (i) Agent receives a Collateral Access Agreement, (ii) under applicable law, Agent has a first priority perfected Lien on such Inventory and
         (iii) Agent receives such other documentation (including, upon Agent's reasonable request, opinion letter(s)) as Agent may require;"



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3. Amendment to Overadvance Section. Section 2.02(c) of the Credit Agreement is
hereby amended and restated in its entirety as follows:

                  "(c) Overadvances. If the Aggregate Revolving Credit Exposure exceeds the Borrowing Base at any time (an "Overadvance"), such excess amount shall be payable by Borrowers on demand by the Agent. All Overadvances shall constitute Obligations secured by the Collateral and entitled to all benefits of the Loan Documents. Unless its authority has been revoked in writing by Required Lenders, the Agent may require Revolving Lenders to honor requests for Overadvance Loans and to forbear from requiring Borrowers to cure an Overadvance, as long as
                  (i) the Overadvance does not continue for more than 30 consecutive days (and no Overadvance may exist for at least five consecutive days thereafter before further Overadvance Loans are required), (ii) the Overadvance, together with any Protective Advances made pursuant to Section 2.06(a)(i) and
                  (ii), do not exceed $5,000,000, and (c) no more than three (3) Overadvance Loans will be permitted in any given calendar year. Overadvance Loans may be made even if the conditions precedent set forth in Section 4.02 have not been satisfied. In no event shall Overadvance Loans be required that would cause the Aggregate Revolving Credit Exposure to exceed the Aggregate Commitments. Any funding of an Overadvance Loan or sufferance of an Overadvance shall not constitute a waiver by the Agent or Revolving Lenders of the Event of Default caused thereby. In no event shall any Borrower or other Loan Party be deemed a beneficiary of this Section 2.03(c) nor authorized to enforce any of its terms."

4. Amendment to Investments Section. Section 6.04(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "(i) investments incurred in order to consummate Acquisitions provided, that, (i) the Fixed Charge Coverage Ratio, as of the last day of the Fiscal Quarter ended immediately prior to the date of consummation of such Acquisition (for which Fiscal Quarter financial statements have been delivered) and after giving pro forma effect to such Acquisition, is at least 1.5:1.0, (ii) the Borrowers' Average 20-Day Availability is not less than $5,000,000, and after giving effect to such Acquisition, the Borrowers shall have a minimum pro forma Availability as of the date of consummation of such Acquisition (after giving effect to the funding of all Revolving Loans and the issuance of all Letters of Credit to be funded or issued as of such date) of not less than $5,000,000, (iii) the Borrowers shall have obtained the prior, effective written consent or approval to such Acquisition of the board of directors or equivalent governing body of the Person being acquired or whose assets are being acquired, (iv) the Person or business which is the subject of such Acquisition is in the same or similar line of business as the Borrowers, (v) all governmental and material third-party approvals necessary in connection with such Acquisition shall have been obtained and be in full force and effect, (vi) if acquiring a Person, such Person becomes a wholly owned Subsidiary of a Borrower and a Loan Party, (vii) the Agent shall be reasonably satisfied with the form and substance of the purchase or acquisition agreement executed in connection with such Acquisition and with all other material agreements, instruments and documents implementing such Acquisition or executed in connection therewith and such Acquisition shall be consummated in accordance with the terms of such documents and in compliance with applicable law and regulatory approvals,
                  (viii) no Default or Event of Default shall have occurred and be continuing or would result therefrom and all representations and warranties contained in this Agreement shall be true and correct in all material respects on the date of the consummation of such Acquisition, and (ix) on or before the date of consummation of such Acquisition, the Agent shall have received (A) all documents required by the provisions of
                  Section 5.11 with respect to any Person purchased or formed in connection with such Acquisition and which will become a Subsidiary of a Borrower and (B) if requested by the Agent, a certificate from the Administrative Borrower executed by an Authorized Officer of the Administrative Borrower certifying to the Agent and the Lenders as to the matters set forth in the foregoing clauses (i) through (viii) (each such acquisition, a "Permitted Acquisition" and collectively, "Permitted Acquisitions");"

5. Amendment to Financial Covenants Section. Section 6.11 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                           "(a) Fixed Charge Coverage Ratio. In the event that
                  the Borrowers' Availability, for any five (5) consecutive days, is less than $5,000,000 (the "Trigger Event"), Borrowers will not permit the Fixed Charge Coverage Ratio as of the last day of any Fiscal Quarter, commencing as of the end of the Fiscal Quarter immediately preceding the Fiscal Quarter in which the Trigger Event occurred (for which Fiscal Quarter financial statements have been delivered to Agent), to be less than 1.1:1.0."

6. Amendment to Events of Default Section. Section 7.01(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "(d) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.01, 5.02(a), 5.03 (with respect to a Loan Party's existence), 5.06, 5.08 or in Article VI;"

7. Representations, Warranties and Covenants. Each of the Borrowers represents, warrants and covenants with and to Agent and Lenders as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Loan Documents, being a condition of the effectiveness of this Amendment and a continuing condition of the making or providing of any Loans or other financial accommodations by Agent and Lenders to the Borrowers:

(a) This Amendment has been duly authorized, executed and delivered by all necessary action of each of the Borrowers and is in full force and effect, and the agreements and obligations of each of the Borrowers contained herein constitute legal, valid and binding obligations of each of the Borrowers, enforceable against each of the Borrowers in accordance with their terms; and

(b) All of the representations and warranties set forth in the Credit Agreement, as amended hereby, and in the other Loan Documents, are true and correct in all material respects after giving effect to the provisions of this Amendment, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.

8. Conditions Precedent. This Amendment shall not become effective unless all of the following conditions precedent have been satisfied in full, as determined by
Agent:

(a) Agent shall have received an original of this Amendment (or an executed copy hereof by facsimile or by email), duly authorized, executed and delivered by each of the Borrowers; and

(b) Agent shall have received all related agreements, documents and instruments as may be requested by Agent.

9. No Other Changes. Except as specifically modified pursuant hereto, no other changes or modifications to the Loan Documents are intended or implied and in all other respects, the Loan Documents are hereby ratified, restated and confirmed by all parties hereto as of the date hereof. To the extent of any conflicts between the terms of this Amendment and the Loan Documents, the terms of this Amendment shall control.

10. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and its respective successors and assigns.

11. Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement.

12. Required Lender Authorization. Agent is executing this Amendment at the request and on behalf of Required Lenders in accordance with Section 9.03 of the Credit Agreement.

                            [SIGNATURE PAGE FOLLOWS]


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                                 Very truly yours,

                                 THE CIT GROUP/BUSINESS CREDIT, INC., as Agent

                                 By: /s/ George Louis McKinley
                                        --------------------------------
                                 Name: George Louis McKinley
                                        --------------------------------
                                 Title: Vice President
                                        --------------------------------


Read and Agreed to:

JACO ELECTRONICS, INC.

By: /s/ Jeffrey D. Gash
    --------------------------------
Name:    Jeffrey D. Gash
      ------------------------------
Title: CFO
       -----------------------------


INTERFACE ELECTRONICS CORP.

By: /s/ Jeffrey D. Gash
    --------------------------------
ame:    Jeffrey D. Gash
      ------------------------------
Title: EVP
       -----------------------------